Ex. 99.1
Press release

Media Relations Investor Relations
Mike Jacobsen, APR Christine Marchuska, CAIA
+1-330-490-4498 +1 607 206 9212
michael.jacobsen@dieboldnixdorf.com christine.marchuska@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Feb. 6, 2023

Diebold Nixdorf Announces Octavio Marquez Elected Chairman

HUDSON, Ohio -- Diebold Nixdorf (NYSE: DBD) today announced that Octavio Marquez, president and chief executive officer, was elected chair of the company’s Board of Directors, effective Feb. 2, 2023. Marquez was appointed as Diebold Nixdorf president and CEO on March 11, 2022. Over the past year, he successfully led Diebold Nixdorf through streamlining the company’s operating model, bringing improved operational efficiency and cost savings, as well as leading the company through its recently closed refinancing transaction. The Board determined that combining the roles of CEO, president and chairman under one leader enhances the alignment between ongoing strategic and operational matters, including focus on deleveraging and evaluating strategic opportunities to deliver value to shareholders. Independent director Arthur Anton, previously chair of the company’s Finance Committee and former CEO of Swagelok Inc., a global manufacturing company, was appointed as lead independent director of the Board.

Gary Greenfield, who joined the Board in 2014 and has served as non-executive chairman since 2018, led the Diebold Nixdorf Board of Directors during a number of transformational developments, including the delivery of essential services and solutions to global financial institutions and retailers during the COVID-19 pandemic. He will not stand for re-election as a director at the company’s annual shareholder meeting in 2023. Greenfield stated, “Diebold Nixdorf plays an essential role in the global economy for financial institutions and retailers, and it was a great honor to serve as director over the past nine years. The company and the Board will be very well served by Octavio, Art and their fellow directors. I will continue to cheer for Diebold Nixdorf as a shareholder, and I look forward to watching the company’s success in the marketplace and around the world in the coming years.”

The Board also appointed Marjorie L. Bowen and Emanuel R. “Manny” Pearlman as directors of the company effective immediately. The Board anticipates reducing the overall size of the Board at the upcoming annual shareholders’ meeting. As previously announced, Bowen and Pearlman bring substantial expertise and experience leading and guiding public and private companies, and will enhance the Board’s work as the company moves forward.

Cautionary Note on Forward-Looking Statements

Statements included in this press release that are not historical facts, including statements regarding the Company’s future performance and operations, its strategic plans, and other related items, are forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, those detailed in risk factors and elsewhere in the Company's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Should one or more of the risks or uncertainties detailed in the company’s filing with the SEC materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether because of new information, future events or otherwise.

About Diebold Nixdorf

Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a partner to the majority of the world's top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

DN-C

###

PR/23-4087